Nicor Inc.
Form 8-K
Exhibit 10.01

Amendment To
Nicor Inc. Supplemental Senior Officer Retirement Plan
(As Amended and Restated for Post-2004 Benefits, Effective January 1, 2008)

WHEREAS, Nicor Inc. (the “Company”), previously established and maintains the Nicor Inc. Supplemental Senior Officer Retirement Plan (As Amended and Restated for Post-2004 Benefits, Effective January 1, 2008) (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to provide for a contribution for the year the Plan terminates due to a Change in Control (as defined in the Plan).

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 8 of the Plan, the Plan be and hereby is amended by adding the following subsection 3.4 to the Plan:

“3.4           Contribution upon Change in Control.  Notwithstanding Section 3.2, and in lieu of a Contribution under Section 3.2, in the event of a Change in Control (as defined in Section 6.9), the Company shall on, or as soon as practicable following the Change in Control (but prior to distribution of Plan Participant Accounts under Section 6.9) make a Contribution to the Plan on behalf of each Participant who had not had a Separation from Service (other than on account of Retirement or Disability) prior to the Change in Control. For this purpose, the Participant’s Eligible Compensation shall be his or her Salary for the Plan Year through the date of the Change in Control, and the Participant’s target annual incentive for the year in which the Change in Control occurs, pro rated based on the number of days elapsed during the Plan Year prior to and including to the Change in Control.

This Amendment to the Plan shall be effective on the date approved by the Compensation Committee of the Board of Directors of the Company.

In all other respects, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed on its behalf by its duly authorized representative as of this 8th day of November, 2011.

NICOR INC.

By:  /s/ Claudia Colalillo
Claudia Colalillo
SVP Human Resources and Corporate Communications